CASH ACCOUNT TRUST
                         Government Securities Portfolio

               Establishment and Designation of Classes of Shares
                             of Beneficial Interest
                               (The "Instrument")

         The undersigned, being a majority of the duly elected and qualified Trustees of Cash Account Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article III, Section 1 of the Agreement and Declaration of Trust dated November 13, 1989, as amended (the "Declaration of Trust"), hereby divide the authorized and unissued shares of beneficial interest (the "Shares") of the series of the Trust heretofore designated as the Government Securities Portfolio (the "Fund") into the classes designated below in paragraph 1 (each a "Class" and collectively the "Classes"), each Class to have the special and relative rights specified in this Instrument:

         1. The Classes of the Government Securities Portfolio shall be designated as follows:

                  Service Shares
                  Premier Money Market Shares - Government Portfolio

         2. The outstanding Shares of the Fund are hereby designated and classified as Service Shares.

         3. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of such Fund, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of such Fund upon liquidation of the Fund, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         4. Upon the effective date of this Instrument:

                  a. Each Share of each Class of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Trust shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the " 1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes or Funds, in which case only the Shareholders of such Class or Classes or Fund or Funds shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to any Class or Fund if acted upon as provided in Rule 18f-3 under the 1940 Act or any successor rule and in the Declaration of Trust.

                  b. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Fund or Class of a Fund may, pursuant to a Plan adopted by the Trustees under Rule 18f-3 under the 1940 Act, or such similar rule under or provision or interpretation of the 1940 Act, be charged to and borne solely by such Fund or Class and the bearing of expenses solely by a Fund or Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Funds or Classes.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of Shareholders of such Class.

Executed this 16th day of November, 1999.


                                                s/ John W. Ballantine
                                                ---------------------
                                                John W. Ballantine, as Trustee


                                                /s/ Lewis A. Burnham
                                                --------------------
                                                Lewis A. Burnham, as Trustee


                                                /s/ Donald L. Dunaway
                                                ---------------------
                                                Donald L. Dunaway, as Trustee


                                                /s/ Robert B. Hoffman
                                                ---------------------
                                                Robert B. Hoffman, as Trustee

                                                /s/ Donald R. Jones
                                                -------------------
                                                Donald R. Jones, as Trustee


                                                /s/ Thomas P. Littauer
                                                ----------------------
                                                Thomas P. Littauer, as Trustee


                                                /s/ Shirley D. Peterson
                                                -----------------------
                                                Shirley D. Peterson, as Trustee


                                                /s/ Cornelia M. Small
                                                ---------------------
                                                Cornelia M. Small, as Trustee


                                                /s/ William P. Sommers
                                                ----------------------
                                                William P. Sommers, as Trustee